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                                                                   Exhibit 10.75
                        EXTENSION OF CONSULTING AGREEMENT


     This Extension of Consulting Agreement is entered into at Sunnyvale, CA as of June 7, 2001 between Catalyst Semiconductor, Inc. ("Company") and Allan Advisors, Inc. ("Consultant").

          A. Recitals. Company and Consultant entered in a Consulting Agreement on August 14, 1995, which Agreement was extended on June 3, 1998 and modified on January 1, 1999 (the "Agreement"). Company and Consultant wish to extend and modify the Agreement as set forth herein.

          B. Duties. Paragraph 2 of the Agreement is modified to provide that Consultant will provide advice in Santa Clara County as agreed between Consultant and the Chief Executive Officer ("CEO"). Such duties shall include:

               a. Advisor and Counselor. Consultant will provide general advice to the CEO on business and strategic legal issues.

               b. Legal Services. Consultant will provide general legal advice and will assist in coordinating services provided by outside counsel as requested by the CEO.

               c. Negotiations. Consultant will provide assistance to the CEO in negotiating contractual and other business relationships.

          C. Term. Paragraph 4 of the Agreement is modified to provide that the Agreement shall terminate on August 14, 2003; provided that Company may terminate the Agreement anytime prior to that date upon payment of a termination fee of $100,000. Any termination of the Agreement shall in no way effect the provisions of Paragraph 5 of the Agreement, as modified herein.

          D. Stock Options. Paragraph 5 of the Agreement is modified to delete the clause "...or if Company elects to terminate this Agreement prior to...[August 14, 2003]...."

Except as expressly modified herein, Company and Consultant ratify and affirm all the terms and conditions on the Consulting Agreement entered into on August 14, 1995, as extended on June 3, 1998 and modified on January 1, 1999.


Catalyst Semiconductor, Inc.                Allan Advisors, Inc.


/s/ Radu Vanco                              /s/ Lionel M. Allan
----------------------                      ----------------------
Radu Vanco,                                 Lionel M. Allan,
Chairman and CEO                            CEO
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